UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2022

Enphys Acquisition Corp.
(Exact name of registrant as specified in charter)

Cayman Islands	001-40879	87-2010879
(State or other jurisdiction of incorporation)	Commission File number	(I.R.S. Employer Identification Number)

216 East 45th Street 13th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(347) 467-0441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares and one-half of one redeemable warrant	NFYS.U	New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	NFYS	New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50	NFYS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2022, the audit committee of Enphys Acquisition Corp. (the "Company'), based on the recommendation of, and after consultation with the Company's management, and as discussed with BDO USA, LP (“BDO”), the Company's independent registered public accounting firm, concluded that the Company's previously issued condensed unaudited financial statements included in the Company's Quarterly Report on For 10-Q (“Q2 10-Q”) for the quarterly period ended June 30, 2022, as previously filed with the U.S. Securities and Exchange Commission, should no longer be relied upon and should be restated due to the matters described below.

In connection with the preparation of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, management reassessed the valuation of the Company's public and private warrants. In the Q2 10-Q, the Company’s public warrants were valued at $0.23 per warrant according to a valuation report received by the Company. However, the trading price on the New York Stock Exchange at June 30, 2022 was $0.16 which should have been used for the valuation. After further consideration, management of the Company, in consultation with the audit committee of the Company's board of directors, concluded that there is a material weakness relating to the failure to design and implement controls which provided a sufficient level of precision around the accounting for changes in fair value of the Company's public warrants and private warrants and the failure to properly design and implement controls over the presentation of the related required financial statement disclosures. As such, the Company will restate its financial statements in an amendment to the Q2 Form 10-Q, which the Company expects to file as soon as practicable. The restatement will result in an increase in the reported net income by $1,753,900 for the three and six months ended June 30, 2022, a decrease to warrant liabilities and total liabilities of $1,753,900 and a decrease to reported accumulated deficit as of June 30, 2022 by $1,753,900. The restatement will also impact the Company’s basic and diluted net income per common share calculations. The errors do not have any effect on the Company’s previously reported total assets, operating expenses or cash flows.

The Company's management has concluded that in light of the above, a material weakness existed in the Company's internal control over financial reporting and that the Company's disclosure controls and procedures were not effective as of June 30, 2022 and September 30, 2022.

The Company and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with BDO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enphys Acquisition Corp.

Date: November 18, 2022	By:	/s/ Jorge de Pablo
	Name:	Jorge de Pablo
	Title:	Chief Executive Officer